Exhibit 10.4

GENERAL SECURITY AGREEMENT

This general security agreement ("Security Agreement") is made as of June 4, 2012

BETWEEN

APEX SYSTEMS INTEGRATORS INC., a corporation subsisting under the laws of Ontario

(the "Debtor")

and

KAREN DALICANDRO, an individual residing in Burlington, Ontario

("Karen")

and

2293046 ONTARIO INC., a corporation subsisting under the laws of Ontario

("2293046", together with Karen, the "Secured Parties")

ARTICLE 1– INTERPRETATION

1.1	Terms Defined in PPSA and STA

The terms "Chattel Paper", "Document of Title", "Goods", "Equipment", "Consumer Goods", "Instrument", "Intangible", "Inventory", "Investment Property", "Proceeds", "Accession", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted in accordance with their respective meanings when used in the Personal Property Security Act (Ontario), as amended from time to time, which Act, including any Act substituted therefor and amendments thereto (including all regulations from time to time made under such legislation), is herein referred to as the "PPSA"; provided always that the term "Goods" when used herein shall not include any Consumer Goods of Debtor.  Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof ".  The term "Proceeds", whenever used herein and interpreted as above, shall, by way of example, include trade-ins, Equipment, Money, bank accounts, notes, Chattel Paper, Goods, contractual rights, Accounts and any other personal property or obligation received when such Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of or dealt with.

The terms "Certificated Security", "Entitlement Holder", "Entitlement Order", "Financial Asset", "Security", "Security Certificate", "Securities Account", "Security Entitlement", "Securities Intermediary", and "Uncertificated Security" have the meaning given to them in the Securities Transfer Act, 2006 (Ontario), as amended from time to time, which Act, including any Act substituted therefor and amendments thereto (including all regulations from time to time made under such legislation), is herein referred to as the "STA".

1.2	Other Defined Terms

Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Assignments and Postponements and:

"Account Debtor" has the meaning given to it in Section 2.5.

"Accounts" has the meaning given to it in Section 2.1(a).

"Assignments and Postponements" means the BDC Assignment and Postponement and the RBC Assignment and Postponement.

"BDC" means Business Development Bank of Canada, and its successors and assigns.

"BDC Assignment and Postponement" means the assignment and postponement agreement, dated the Closing Date, executed by the Secured Parties in favour of BDC.

"BDC Facility" means the secured term loan provided to the Debtor by BDC and any all financings, liabilities or obligations which the Debtor may accept or issue in order to replace or supercede such loan or any replacement financing thereof from time to time.

"Bulge Facility" means a short-term operating or revolving credit or loan facility from a single lender (which lender may be RBC, which case such facility shall be in excess of or in addition to the RBC Facility) used to fund a product demand from a third party vendor to meet a customer order of the Debtor, the terms of which facility provide for the retirement of the funding out of the proceeds of payment by such customer.

"Closing Date" means June 4, 2012.

"Collateral" has the meaning given to it in Section 2.1.

"Control Agreement" means:

(i)
with respect to any Uncertificated Securities included in the Collateral, an agreement between the issuer of such Uncertificated Securities and another Person that has or asserts a security interest in such Uncertificated Securities whereby such issuer agrees to comply with instructions that are originated by such Person in respect of such Uncertificated Securities, without the further consent of Debtor; and

(ii)
with respect to any Securities Accounts or Security Entitlements included in the Collateral, an agreement between the Securities Intermediary and another Person that has or asserts a security interest in such Securities Accounts or Security Entitlements whereby the Securities Intermediary agrees to comply with any Entitlement Orders with respect to such Securities Accounts or Security Entitlements that are originated by such Person, without the further consent of Debtor.

"Convertible Note" means a secured convertible note issued by the Purchaser in favour of the Secured Parties pursuant to Section 2.4(2)(b)(iii) of the Purchase Agreement.

"DPS" means DecisionPoint Systems, Inc.

"Equipment" has the meaning given to it in Section 2.1(b).

"Event of Default" has the meaning given to it in Section 5.1 of this Security Agreement.

"Holdback Amount" means the sum of $10,000 held by the Purchaser under a non-cancelable guaranteed investment certificate in favour of the Vendors pursuant to Section 2.2(c) of the Purchase Agreement.

"Intellectual Property" has the meaning given in Section 2.1(d).

"Inventory" has the meaning given to it in Section 2.1(c).

"Liens" has the meaning given to it in Section 3.1(c).

"Obligations" has the meaning given to it in Section 2.3.

"Person" or "Persons" means any individual, corporation, company, partnership, limited partnership, unincorporated association, trust, joint venture, estate, political entity or any governmental body.

"Purchase Agreement" means the share purchase agreement, dated the Closing Date, between the Purchaser, DPS, the Secured Parties and Donald Dalicandro, as amended from time to time.

"Purchaser" means 2314505 Ontario Inc. and any successor thereof.

"RBC" means Royal Bank of Canada, and its successors and assigns.

"RBC Assignment and Postponement" means the assignment and postponement agreement, dated the Closing Date, executed by the Secured Parties in favour of RBC.

"RBC Facility" means the secured operating line of credit provided to the Debtor by RBC and any all financings, liabilities or obligations which the Debtor may accept or issue in order to replace or supercede such loan or any replacement financing thereof from time to time.

"Receiver" has the meaning given to it in Section 5.6.

"Security Interest" has the meaning given to it in Section 2.1.

"Side Letter" means the side letter(s), dated the Closing Date, executed by RBC and BDC in favour of the Secured Parties.

1.3	Rules of Interpretation

All uses of the words "hereto", "herein", "hereof ", "hereby" and "hereunder" and similar expressions refer to this Security Agreement and not to any particular section or portion of it.

Words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neutral genders.

The division of this Security Agreement into sections and the insertion of headings are for reference only and are not to affect the construction or interpretation of this Security Agreement.

ARTICLE 2 – SECURITY INTEREST

2.1	Grant of Security Interest

For valuable consideration and as continuing collateral security for the payment and performance of the Obligations, the Debtor hereby mortgages, charges, assigns and transfers to the Secured Parties, and grants to the Secured Parties a security interest in, and the Secured Parties hereby take a security interest in (the "Security Interest"), all the Debtor's right, title and interest in and to all of the Debtor's present and after-acquired property and all Proceeds thereof (except the property of the Debtor described in Section 2.2) of whatsoever nature and kind and wherever situate including, without limiting the generality of the foregoing:

Accounts.  All debts, Accounts, claims, Money and choses in action which now are, or which may at any time hereafter be due or owing to or owned by the Debtor, and all books, records, documents, papers and electronically recorded data recording, evidencing, securing or otherwise relating to such debts, accounts, claims, monies and choses in action or any part or parts thereof (collectively "Accounts");

Equipment.  All present and future equipment now or hereafter owned by the Debtor, including all machinery, fixtures, plants, tools, furniture, vehicles of any kind or description, all spare parts, accessions and accessories located at or installed in or affixed or attached to any of the foregoing, and all drawings, specifications, plans and manuals relating thereto and any other goods that are not Inventory (collectively "Equipment");

Inventory.  All present and future inventory of whatever kind now or hereafter owned by the Debtor, including all raw materials, materials used or consumed in the business or profession of the Debtor, goods, work in progress, finished goods, returned goods, repossessed goods, goods used for packing, all packaging materials, supplies and containers, materials used in the business of the Debtor whether or not intended for sale and goods acquired or held for sale, lease or resale or furnished or to be furnished under contracts of rental or service (collectively "Inventory");

Intellectual Property.  All present and future patents, industrial designs, trade-marks, trade secrets and know-how including, without limitation, environmental technology and biotechnology, confidential information, trade-names, goodwill, copyrights, personality rights, integrated circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively, "Intellectual Property");

Documents of Title. All present and future documents of title of the Debtor, whether negotiable or otherwise including all warehouse receipts and bills of lading;

Chattel Paper. All present and future agreements made between the Debtor as secured party and others which evidence both a monetary obligation and a security interest in or a lease of specific goods;

Instruments.  All present and future bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada)), and all other writings that evidence a right to the payment of money and that are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment;

Money. All present and future Money of the Debtor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency;

Investment Property.  All present and future securities, Security Entitlements and other Investment Property held by the Debtor, and all security therefor, if any, all substitutions therefor and dividends and income derived therefrom and all rights in respect thereof;

Undertaking. All present and future real and personal property, assets and undertaking of the Debtor not referred to in Sections 2.1(a) to (i); and

Proceeds.  All proceeds derived from the property, assets and undertaking of the Debtor referred to in Sections 2.1(a) to (j) including, without limitation, insurance proceeds and any other payment representing indemnity or compensation for loss of or damage thereto or the proceeds therefrom;

(collectively, the "Collateral").

2.2	Exclusions

The Collateral does not include or extend to:

the last day of any term created by any lease or agreement therefor now held or hereafter acquired by the Debtor but the Debtor will stand possessed of the reversion thereby remaining in the Debtor of any leasehold premises upon trust for the Secured Parties to assign and dispose thereof as the Secured Parties or any purchaser of such leasehold premises directs;

any lease or other agreement which contains a provision which provides in effect that such lease or agreement may not be assigned, subleased, charged or encumbered without the leave, licence, consent or approval of the lessor, until such leave, licence, consent or approval is obtained and the security interest created hereby will attach and extend to such lease or agreement as soon as such leave, licence, consent or approval is obtained; or

any Consumer Goods of the Debtor.

2.3	Obligations Secured

This Security Agreement and the Security Interest hereby created will be continuing collateral security for the payment of all and every obligation, both present and future, and whether arising on current account or otherwise, together with any return thereon and all and every obligation, present and future, direct or indirect, absolute or contingent of the Debtor to the Secured Parties under and in connection with the Convertible Note and under and in connection with the Holdback Amount (which  obligations are collectively referred to as the "Obligations").

2.4	Attachment

The Debtor and the Secured Parties agree that they have not agreed to postpone the time for attachment of the Security Interests granted hereby with respect to the Debtor's presently existing Collateral, that the Debtor has rights in such existing Collateral, that such Security Interests shall attach to the Collateral acquired after the date hereof as soon as the Debtor has rights in such Collateral and that value has been given.

2.5	Notification

After an Event of Default has occurred, the Secured Parties may notify any debtor of the Debtor on an intangible, Chattel Paper, or Account, or any obligor on an instrument ("Account Debtor") to make all payments on Collateral to the Secured Parties and the Debtor acknowledges that the Proceeds of all sales, or any payments on or other Proceeds of the Collateral, including but not limited to payments on, or other Proceeds of, the Collateral received by the Debtor from any Account Debtor, whether before or after notification to such Account Debtor and after the occurrence of an Event of Default will be received and held by the Debtor in trust for the Secured Parties and will be turned over to the Secured Parties upon request and the Debtor will not commingle any such proceeds of or payments on the Collateral with any of the Debtor's funds or property, but will hold them separate and apart.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties

The Debtor represents and warrants to the Secured Parties as follows:

Corporate Requirements. That:

(i)	it is duly incorporated and it is in good standing under the laws of Ontario;

(ii)	it has the power and authority to carry on the business now being carried on by it and has the full power and authority to execute and deliver this Security Agreement;

(iii)
all necessary and requisite corporate proceedings, resolutions and authorizations have been taken, passed, done and given by it and by its directors to authorize, permit and enable it to execute and deliver this Security Agreement;

(iv)
the entering into of this Security Agreement is not in contravention of any statute, the organizational or constating documents of the Debtor or any agreement or other document to which the Debtor is a party; and

(v)	its chief executive office is located in Burlington, Ontario, Canada.

No Actions.  There are no actions or proceedings pending or, to the knowledge of the Debtor, threatened which challenge the validity of this Security Agreement or which might result in a material adverse change in the financial condition of the Debtor or which would materially adversely affect the ability of the Debtor to perform its obligations under this Security Agreement or any document evidencing any indebtedness of the Debtor to the Secured Parties;

Owns Collateral.  The Debtor owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims (collectively, "Liens"), save only those, if any, shown in Schedule A;

Right and Authority. The Debtor has the right and authority to create the Security Interests created in this Security Agreement; and

Location of Collateral. The only locations of Collateral (other than Inventory in transit) and the only places the Debtor carries on business are described in Schedule B.

3.2	Reliance and Survival

All representations and warranties of the Debtor made in this Security Agreement or in any certificate or other document delivered by or on behalf of the Debtor for the benefit of the Secured Parties are material, will survive the execution and delivery of this Security Agreement and will continue in full force and effect without time limit.  The Secured Parties will be considered to have relied upon each such representation and warranty in spite of any investigation made by or on behalf of the Secured Parties at any time.

ARTICLE 4  – COVENANTS

4.1	Positive Covenants

The Debtor covenants with the Secured Parties as follows:

Defend Collateral. It will defend the Collateral against all claims and demands of all Persons claiming the Collateral or an interest therein at any time;

Financial Statements.  If required by the Secured Parties, it will deliver to the Secured Parties within 90 days after the end of each fiscal year of the Debtor unaudited financial statements of the Debtor and any notes accompanying such statements;

Provide Information.  Upon the demand by the Secured Parties it will furnish in writing to the Secured Parties all information requested concerning the Collateral and that it will promptly advise the Secured Parties of the serial number, year, make and model of each motor vehicle at any time included in the Collateral;

Repair.  It will keep the Collateral in good condition and repair according to the nature and description thereof respectively and if the Debtor neglects to keep the Collateral or any part thereof in good condition and repair then the Secured Parties may from time to time, without any notice to the Debtor in situations considered by the Secured Parties to be emergency situations and otherwise upon not less than 15 days' notice, make such repairs as it in its sole discretion considers necessary;

Other Indebtedness.  It will pay and discharge as they become due all payments due and owing under or concerning any previous indebtedness created or security given by the Debtor to any person or corporation and will observe, perform and carry out all the terms, covenants, provisions and agreements relating thereto and any default in payment of any monies due and payable under or relating to any previous indebtedness or security or in the observance, performance or carrying out of any of the terms, covenants, provisions and agreements relating thereto (subject to any applicable remedial periods) will be considered to be an Event of Default at the option of the Secured Parties and any and all remedies available to the Secured Parties hereunder by reason of any Event of Default or by law or otherwise will be immediately available to the Secured Parties upon any default of the Debtor under the previous indebtedness created or security given by the Debtor (subject to any applicable remedial periods);

Endorsements and Certain Assets. It will promptly upon request from time to time by the Secured Parties:

(i)
deliver (or cause to be delivered) to the Secured Parties or the Secured Parties' nominee(s) all Certificated Securities, Documents of Title and Chattel Paper included in or relating to the Collateral, in each case endorsed to the Secured Parties or such nominee(s) in blank for transfer or as the Secured Parties may otherwise direct, and/or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Parties may reasonably request as may be required to validly transfer such Instruments, Certificated Securities, Documents of Title or Chattel Paper for and in the name of the Debtor to the Secured Parties or to such other person as the Secured Parties may direct;   and the Debtor hereby grants the Secured Parties an irrevocable power of attorney to complete, execute and deliver any such endorsements or instruments of assignment and transfer so delivered to the Secured Parties;

(ii)
direct the issuer of any and all Certificated Securities included in or relating to the Collateral as the Secured Parties may specify in the Secured Parties' request to register the applicable Security Certificate in the name of the Secured Parties or such nominee(s) as the Secured Parties may direct;

(iii)
direct the issuer of any and all Uncertificated Securities included in or relating to the Collateral as the Secured Parties may specify in the Secured Parties' request to register the Secured Parties or such nominee(s) as the Secured Parties may direct as the registered owner of the Uncertificated Security; and

(iv)
direct the Securities Intermediary for any Security Entitlements or Securities Accounts included in or relating to the Collateral as the Secured Parties may specify in the Secured Parties' request to transfer any or all of the Financial Assets to which such Security Entitlements or Securities Accounts relate to such Security Entitlements or Securities Accounts as the Secured Parties may specify;

Consent to Control. It will promptly upon request from time to time by the Secured Parties, give its consent in writing to:

(v)
the entering into by any issuer of any Uncertificated Securities included in or relating to the Collateral as the Secured Parties may specify in the Secured Parties' request, of a Control Agreement with the Secured Parties in respect of such Uncertificated Securities, which consent may be incorporated into an agreement to which such issuer, the Secured Parties and Debtor are parties; and

(vi)
the entering into by any Securities Intermediary for any Securities Accounts or Security Entitlements included in or relating to the Collateral as the Secured Parties may specify in the Secured Parties' request, of a Control Agreement with the Secured Parties in respect of such Securities Accounts or Security Entitlements which consent may be incorporated into an agreement to which such Securities Intermediary, the Secured Parties and Debtor are parties;

Right of Inspection.  The Secured Parties will have the right whenever the Secured Parties consider reasonably necessary either by its officers or authorized agents to enter upon the Debtor's premises and to inspect the Collateral, all books of account and records of the Debtor and copies of all returns made from time to time by the Debtor to boards, agencies or governmental departments and to make extracts therefrom and generally to conduct such examinations as it may see fit and without limiting the generality of the foregoing, the Secured Parties may request information from the auditor and other advisors and agents of the Debtor for the time being concerning the affairs and the conduct of business of the Debtor and the Debtor hereby irrevocably authorizes and directs and this will constitute the sufficient authority and direction to any such auditor or other person to disclose to the Secured Parties such information as to any and all matters touching upon the affairs and conduct of the business of the Debtor whether of a confidential nature or otherwise and any costs, expenses and outlays which the Secured Parties may incur pursuant hereto will be payable immediately by the Debtor to the Secured Parties, will bear interest at the highest rate borne by any of the other Obligations and will, together with such interest, form part of the Obligations secured by this Security Agreement;

Costs of Preparation & Enforcement.  It will pay all costs, charges and expenses of and incidental to the taking, preparation, execution and registering notice (and any amendments and renewals of such notice) of this Security Agreement and in taking, recovering, keeping possession of or inspecting the Collateral and generally in any other proceedings taken in enforcing the remedies in this Security Agreement or otherwise in connection with this Security Agreement or by reason of non-payment or procuring payment of the monies hereby secured;

Costs Caused by Default.  If the Debtor makes default in any covenant to be performed by it hereunder, the Secured Parties may perform any covenant of the Debtor capable of being performed by the Secured Parties and if the Secured Parties are put to any costs, charges, expenses or outlays to perform any such covenant, the Debtor will indemnify the Secured Parties for such costs, charges, expenses or outlays and such costs, charges, expenses or outlays (including solicitors' fees and charges incurred by the Secured Parties on an "own client" basis) will be payable immediately by the Debtor to the Secured Parties, will bear interest at the highest rate borne by any of the other Obligations and will, together with such interest, form part of the Obligations secured by this Security Agreement;

Court Costs.  In any judicial proceedings taken to cancel this Security Agreement or to enforce this Security Agreement and the covenants of the Debtor hereunder the Secured Parties will be entitled to special costs.  Any costs so recovered will be credited against any solicitors' fees and charges paid or incurred by the Secured Parties relating to the matters in respect of which the costs were awarded and which have been added to the monies secured hereunder pursuant to the foregoing clause;

Notice of Litigation.  It will give written notice to the Secured Parties of all litigation before any court, administrative board or other tribunal affecting the Debtor or the Collateral or any part thereof;

Corporate Existence, etc.  It will at all times maintain its corporate existence; that it will carry on and conduct its business in a proper, efficient and businesslike manner and in accordance with good business practice; and that it will keep or cause to be kept proper books of account in accordance with sound accounting practice;

Taxes.  It will pay all taxes, rates, levies, charges, assessments, statute labour or other imposition whatsoever now or hereafter rated, charged, assessed, levied or imposed by any lawful authority or otherwise howsoever on it, on the Collateral or on the Secured Parties in respect of the Collateral or any part or parts thereof, or any other matter or thing in connection with this Security Agreement, save and except when and so long as the validity of such taxes, rates, levies, charges, assessments, statute labour or other imposition is in good faith contested by it, and will, if and when required in writing by the Secured Parties, furnish for inspection the receipts for any such payments;

Payments.  It will promptly pay or remit all amounts which if left unpaid or unremitted might give rise to a lien or charge on any of the Collateral ranking or purporting to rank in priority to any security interest created by this Security Agreement;

Further Assurances.  It will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, such further acts, deeds, mortgages, transfers and assurances as the Secured Parties will reasonably require for the better assuring, charging, assigning and conferring unto the Secured Parties the Collateral and the Security Interests intended to be created hereunder, for the purpose of accomplishing and effecting the intention of this Security Agreement;

Proceeds.  It will hold the Proceeds received from any direct or indirect dealing with the Collateral in trust for the Secured Parties after either the Security Interests granted in this Security Agreement become enforceable or any of the Collateral is sold other than Inventory in the ordinary course of business of the Debtor and for the purpose of carrying on such business; and

Compliance. It will strictly comply with every covenant and undertaking heretofore or hereafter given by it to the Secured Parties, whether contained herein or not.

4.2	Negative Covenants

The Debtor covenants and agrees with the Secured Parties that it will not, without the prior written consent of the Secured Parties:

Change Name. Change its name;

Amalgamate. Amalgamate or otherwise merge its business with the business of any other person other than as express contemplated by the Purchase Agreement;

Continue. Continue from the jurisdiction which presently exercises primary corporate governance over the affairs of the Debtor;

Permit Charges.  Permit the Collateral or any part or parts thereof to become subject to any mortgage, charge, lien, encumbrance or security interest, whether made, given or created by the Debtor or otherwise except as permitted by Schedule A, if any;

Sell Collateral. Sell, lease or otherwise dispose of the Collateral or any part or parts thereof other than in the ordinary course of business;

Abandon Collateral. Release, surrender or abandon the Collateral or any part or parts thereof;

Move Collateral. Move the Collateral or any part or parts thereof from its present location or locations (and will promptly advise the Secured Parties of the new location or locations);

Accessions. Permit any of the Collateral to become an accession to any property other than other Collateral;

Indebtedness.  Incur or create any further or additional indebtedness except to the Secured Parties and in respect of the BDC Facility, the RBC Facility and the Bulge Facility, and except such normal indebtedness as may be incidental to the ordinary course of its business;

Dividends.  Declare or pay any dividends on or make any other payment or distribution in respect of any shares of its capital stock or make any change in its issued or authorized capital stock either by way of redemption of stock or otherwise;

Control Agreements. Consent to:

(i)
the entering into by any issuer of any Uncertificated Securities included in or relating to the Collateral of a Control Agreement in respect of such Uncertificated Securities with any Person other than the Secured Parties or such nominee or agent as the Secured Parties may direct; or

(ii)
the entering into by any Securities Intermediary for any Securities Accounts or Security Entitlements included in or relating to the Collateral of a Control Agreement with respect to such Securities Accounts or Security Entitlements with any Person other than the Secured Parties or such nominee or agent as the Secured Parties may direct.

ARTICLE 5 – DEFAULT AND ENFORCEMENT

5.1	Events of Default

The happening of any one of the following events or conditions will constitute an Event of Default under this Security Agreement (each, an "Event of Default"):

Default.  If the Debtor makes default in the observance or performance of something required to be done or some covenant or condition required to be observed or performed in this Security Agreement, the Convertible Note or in any other agreement or instrument in connection herewith or therewith between the Debtor and the Secured Parties;

Convertible Note. Upon the failure by the Debtor to make any payment of principal or interest on the Obligations when the same are due and payable and such failure is unremedied in accordance with the provisions of the Convertible Note;

Misrepresentation.  If any representation or warranty given by the Debtor or by any director of officer thereof under this Security Agreement, the Convertible Note or any other agreement or covenant herewith or therewith, is untrue in any material respect;

Winding Up. If an order is made or a resolution passed for the winding-up of the Debtor, or if a petition is filed for the winding-up of the Debtor;

Bankruptcy. If the Debtor commits or threatens to commit any act of bankruptcy or becomes insolvent or makes a general assignment in favour of its creditors or a bulk sale of its assets, or if a winding-up petition is filed or presented against the Debtor;

Receiver, Etc. If any receiver, receiver-manager, trustee, Secured Parties, liquidator or similar agent is appointed for the Debtor or for any of the Debtor's property;

Execution, Etc.  If any execution, sequestration, extent or any other process of any Court becomes enforceable against the Debtor or if a distress or analogous process is levied upon the Collateral or any part thereof;

Other Indebtedness.  If the Debtor permits any sum which has been admitted as due by the Debtor or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the Collateral in priority to the Security Interests created by this Security Agreement to remain unpaid for 30 days;

Cease Business. If the Debtor ceases or threatens to cease to carry on its business;

Default in Other Payment.  If the Debtor makes default in payment of any indebtedness or liability to the Secured Parties or any other Person, including, without limitation, the Obligations, whether secured hereby or not (subject to any applicable remedial periods provided in the relevant agreements in respect of such indebtedness or liability);

Material Adverse Change. If, in the opinion of the Secured Parties, a material adverse change occurs in the financial condition of the Debtor; or

Impaired Ability or Security. If the Secured Parties in good faith and on commercially reasonable grounds believes that the ability of the Debtor to pay any of the Obligations to the Secured Parties to perform any of the covenants contained in this Security Agreement is impaired or any security granted by the Debtor to the Secured Parties is or is about to be impaired or in jeopardy.

5.2	Acceleration

If an Event of Default described in Section 5.1(e) occurs, all of the Obligations will immediately become due and payable without any demand or any notice of any kind to the Debtor.  If any other Event of Default occurs the Secured Parties, in the Secured Parties' absolute discretion, may declare all or any part of the Obligations (whether or not by its terms payable on demand) immediately due and payable, without any further demand or notice of any kind, subject to the Assignments and Postponements and the Side Letter.

5.3	Demand Obligations

The Debtor agrees that the provisions of Section 5.1 and Section 5.2 will not affect the demand nature of any indebtedness or obligations payable on demand and the Secured Parties may demand payment of such indebtedness and obligations at any time without restriction, whether or not the Debtor has complied with the provisions of this Security Agreement or any other instrument between the Debtor and the Secured Parties.

5.4	Security Interests Enforceable

The occurrence of an Event of Default will cause the Security Interests created hereby to become enforceable without the need for any action or notice on the part of the Secured Parties.

5.5	Remedies of the Secured Parties

If the Security Interests hereby created become enforceable, the Secured Parties may enforce its rights by any one or more of the following remedies:

Take Possession.  By taking possession of the Collateral or any part thereof, and collecting, demanding, suing, enforcing, recovering, receiving and otherwise getting in the same and for that purpose entering into and upon any lands, tenements, buildings, houses and premises wheresoever and whatsoever and to do any act and take any proceedings in the name of the Debtor, or otherwise, as the Secured Parties will consider necessary;

Court Appointed Receiver. By proceedings in any court of competent jurisdiction for the appointment of a receiver or receiver-manager of all or any part of the Collateral;

Court Ordered Sale. By proceedings in any court of competent jurisdiction for the sale or foreclosure of all or any part of the Collateral;

File Proofs of Claim. By filing of proofs of claim and other documents to establish its claims in any proceeding or proceedings relating to the Debtor;

Appoint Receiver. By appointment by instrument in writing of a receiver or receiver-manager of all or any part of the Collateral;

Sale or Lease. By sale by the Secured Parties of all or any part of the Collateral (whether or not it has taken possession of the same);

Voluntary Foreclosure. By retaining any of the Collateral in satisfaction of all or part of the Obligations, in accordance with Section 5.10; and

Other Remedies.  By any other remedy or proceeding authorized or permitted hereby or by law or equity (including all of the rights and remedies of a secured party under the PPSA in effect from time to time);

and in exercising, delaying in exercising or failing to exercise, any such right or remedy the Secured Parties will not incur any liability to the Debtor.

5.6	Receiver or Receiver-Manager

Any time after the Security Interest has become enforceable, the Secured Parties may from time to time appoint in writing any qualified Person to be a receiver or receiver and manager ("Receiver") of the Collateral and may likewise remove any such person so appointed and appoint another qualified person in his stead.  Any such Receiver appointed hereunder will have the following powers:

Take Possession.  To take possession of the Collateral or any part thereof, and to collect and get in the same and for that purpose to enter into and upon any lands, tenements, buildings, houses and premises wheresoever and whatsoever and to do any act and take any proceedings in the name of the Debtor, or otherwise, as the Receiver will consider necessary;

Carry on Business.  If this Security Agreement creates Security Interests in substantially all of the Debtor's present and after-acquired personal property, to carry on or concur in carrying on the business of the Debtor (including, without limiting the generality of the powers contained in this Security Agreement, the payment of the obligations of the Debtor whether or not the same are due and the cancellation or amendment of any contracts between the Debtor and any other person) and the employment and discharge of such agents, managers, clerks, accountants, servants, workmen and others upon such terms and with such salaries, wages or remuneration as the Receiver thinks proper;

Repair. To repair and keep in repair the Collateral or any part or parts thereof and to do all necessary acts and things for the protection of the Collateral;

Arrangements.  To make any arrangement or compromise which the Receiver thinks expedient in the interest of the Secured Parties or the Debtor and to assent to any modification or change in or omission from the provisions of this Security Agreement;

Exchange.  To exchange any part or parts of the Collateral for any other property suitable for the purposes of the Debtor upon such terms as may seem expedient and either with or without payment or exchange of money or equality of exchange or otherwise;

Borrow.  To raise on the security of the Collateral or any part or parts thereof, by mortgage, charge or otherwise any sum of money required for the repair, insurance or protection thereof, or any other purposes mentioned in this Security Agreement, or as may be required to pay off or discharge any lien, charge or encumbrance upon the Collateral or any part thereof, which would or might have priority over the Security Interests hereby created; or

Sell or Lease.  Whether or not the Receiver has taken possession, to sell or lease or concur in the sale or leasing of any of the Collateral or any part or parts thereof after giving the Debtor not less than 20 days' written notice of his intention to sell or lease and to carry any such sale or lease into effect by conveying, transferring, letting or assigning in the name of or on behalf of the Debtor or otherwise; and any such sale or lease may be made either at public auction or privately as the Receiver will determine and any such sale or lease may be made from time to time as to the whole or any part or parts of the Collateral; and the Receiver may make any stipulations as to title or conveyance or commencement of title or otherwise which the Receiver considers proper; and the Receiver may buy in or rescind or vary any contract for the sale or lease of any of the Collateral or any part or parts thereof, and may resell and release without being answerable for any loss occasioned thereby; and the Receiver may sell or lease any of the same as to cash or part cash and part credit or otherwise as will appear to be most advantageous and at such prices as can be reasonably obtained therefor and in the event of a sale or lease on credit neither the Receiver nor the Secured Parties will be accountable or charged with any monies until actually received.

5.7	Liability of Receiver

The Receiver appointed and exercising powers under the provisions hereof will not be liable for any loss howsoever arising unless the same will be caused by the Receiver's own negligence or wilful default, and the Receiver will when so appointed be considered to be the agent of the Debtor and the Debtor will be solely responsible for the Receiver's acts and defaults and for the Receiver's remuneration.

5.8	Effect of Appointment of Receiver

As soon as the Secured Parties takes possession of any Collateral or appoint a Receiver, all powers, functions, rights and privileges of the directors and officers of the Debtor concerning the Collateral will cease, unless specifically continued by the written consent of the Secured Parties or the Receiver.

5.9	Validity of Sale or Lease

No purchaser at any sale and no lessee under any lease purporting to be made in pursuance of the power set out in Section 5.5(f) and Section 5.6(g) will be bound to see or enquire whether any default has been made or continues or whether any notice required hereunder has been given or as to the necessity or expediency of the stipulations subject to which sale or lease will have been made or otherwise as to the propriety of such sale or lease, or regularity of proceedings or be affected by notice that such default has been made or continues or notice given as aforesaid, or that the sale or lease is otherwise unnecessary, improper or irregular; and in spite of any impropriety or irregularity or notice thereof to such purchaser or lessee the sale or lease as regards such purchaser or lessee will be considered to be within the aforesaid power and be valid accordingly and the remedy (if any) of the Debtor in respect of any impropriety or irregularity whatsoever in any such sale or lease will be in damages only.

5.10	Voluntary Foreclosure

The Secured Parties may elect to retain any of the Collateral in satisfaction of the Obligations or any of them.  The Secured Parties may designate any part of the Obligations to be satisfied by the retention of particular Collateral which the Secured Parties consider to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the designated part of the Obligations will be considered to be satisfied by the retention of the particular Collateral.

5.11	Proceeds of Disposition

The proceeds of the sale, lease or other disposition of the whole or any part of the Collateral will be applied, subject to the Assignments and Postponements and the Side Letter, as follows:

FIRSTLY to pay and discharge all rents, taxes, rates, insurance premiums and out-goings affecting the Collateral as the Secured Parties, in the Secured Parties' absolute discretion, see fit;

SECONDLY to pay all costs and expenses of taking possession and/or sale or lease or otherwise (including the Receiver's remuneration, if any) as the Secured Parties, in the Secured Parties' absolute discretion, see fit;

THIRDLY to pay such amounts as are necessary to keep in good standing all liens and charges on the Collateral prior to the security interests hereby created as the Secured Parties, in the Secured Parties' absolute discretion, see fit;

FOURTHLY to pay any Obligations then outstanding, including any amounts payable to the Secured Parties pursuant to the Convertible Note; and

LASTLY, to the Debtor in accordance with applicable law.

5.12	No Set-Off, Etc.

The Obligations will be paid by the Debtor without regard to any equities between the Debtor and the Secured Parties or any right of set-off, combination of accounts or cross-claim.  Any indebtedness owing by the Secured Parties to the Debtor may be set off or applied against, or combined with, the Obligations by the Secured Parties at any time, either before or after maturity, without demand upon, or notice to, anyone.

5.13	Deficiency

If the Proceeds of the realization of the Collateral are insufficient to fully pay to the Secured Parties the Obligations, the Debtor will immediately pay such deficiency or cause it to be paid to the Secured Parties.

5.14	Waiver

The Secured Parties may waive any breach by the Debtor of any of the provisions contained in this Security Agreement or any Event of Default, provided always that no act or omission of the Secured Parties will extend to or be taken in any manner whatsoever to affect any subsequent breach or Event of Default or the rights resulting therefrom.

5.15	Time for Payment

If the Secured Parties demands payment of any Obligations which are payable on demand or if any Obligations are otherwise due by maturity or acceleration, it will be considered reasonable for the Secured Parties to exercise the Secured Parties' remedies immediately if such payment is not made, and any days of grace or any time for payment which might otherwise be required to be afforded to the Debtor by applicable law is hereby irrevocably waived.

ARTICLE 6 – NOTICES

6.1	Notices

In this Security Agreement:

Any notice or communication required or permitted to be given under the Security Agreement will be in writing and will be considered to have been given if delivered by hand or by courier, or transmitted by electronic mail or facsimile transmission, to the address, electronic mail address or facsimile transmission number of each party set out below:

(i)	if to Debtor:

19655 Descartes
Foothill Ranch, CA
USA
92610

Attention: Nicholas Toms, CEO
E-mail:
Fax:   949 215 9642

with a copy (which will not constitute notice) to:

McMillan LLP
Brookfield Place, 181 Bay St.
Suite 4400
Toronto, ON
M5J 2T3

Attention:  Wayne Gray
E-mail: Wayne.Gray@mcmillan.ca
Fax: 416 865 7048

(ii)	if to the Secured Parties:

3170 Harvester Rd.
Burlington, ON
L7N 3W8

Attention: Karen Dalicandro
E-mail:
Fax:

304 Rossmore Blvd.
Burlington, Ontario
L7N 1R8

Attention:  Don Dalicandro
E-mail:
Fax:

with a copy (which will not constitute notice) to:

Gardiner Roberts LLP
3100-40 King St. W.
Toronto, ON
M5H 3Y2

Attention:  Robert Picard
E-mail: rpicard@gardiner-roberts.com
Fax:  416 865 6636

or to such other address, electronic mail address or facsimile transmission number as any party may designate in the manner set out above.

Notice or communication will be considered to have been received:

(iii)
if delivered by hand or by courier during business hours, upon receipt by a responsible representative of the receiver, and if not delivery during business hours, upon the commencement of the next business day; and

(iv)
if sent by electronic mail or facsimile transmission during business hours, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of the next business day.

ARTICLE 7 – GENERAL

7.1	No Automatic Discharge

This Security Agreement will not be or be considered to have been discharged by reason only of the Debtor ceasing to be indebted or under any liability, direct or indirect, absolute or contingent, to the Secured Parties.

7.2	Discharge

If at any time there are no Obligations then in existence and no Event of Default has occurred and is continuing, then, at the request and at the expense of the Debtor the Secured Parties will cancel and discharge this Security Agreement and the Security Interest, and the Secured Parties will execute and deliver to the Debtor all such documents as are required to effect such discharge.

7.3	Security Additional

The Debtor agrees that the Security Interests created by this Security Agreement are in addition to and not in substitution for any other security now or hereafter held by the Secured Parties.

7.4	Realization

The Debtor acknowledges and agrees that the Secured Parties may realize upon various securities securing the Obligations or any part thereof in such order as it may be advised and any such realization by any means upon any security or any part thereof will not bar realization upon any other security or the security hereby constituted or parts thereof.

7.5	No Merger

This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest held or which may hereafter be held by the Secured Parties from the Debtor or from any other person whomsoever.  The taking of a judgment concerning any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

7.6	Extensions

The Secured Parties may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of Security Interests and otherwise deal with the Debtor, Account Debtors, sureties and others and with the Collateral and other security interests as the Secured Parties may see fit without prejudice to the liability of the Debtor or the Secured Parties' right to hold and realize on the security constituted by this Security Agreement.

7.7	Provisions Reasonable

The Debtor acknowledges that the provisions of this Security Agreement and, in particular, those respecting rights, remedies and powers of the Secured Parties or any Receiver against the Debtor, its business and any Collateral are commercially reasonable.

7.8	Assignment

The Secured Parties may, with the prior written consent of the Debtor, in accordance with the Convertible Note assign, transfer or grant a security interest in this Security Agreement and the Security Interests hereby granted.  The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Parties' rights and remedies under this Security Agreement and the Debtor will not assert any defence, counter-claim, right of set-off or otherwise any claim which the Debtor now has or hereafter acquires against the Secured Parties in any action commenced by any such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

7.9	Appropriation of Payments

Any and all payments made in respect of the Obligations from time to time and monies realized from any Security Interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Parties may see fit and the Secured Parties may at all times and from time to time change any appropriation as the Secured Parties may see fit.

7.10	No Representations

The Debtor acknowledges and agrees that the Secured Parties have made no representations or warranties other than those contained in this Security Agreement, the Purchase Agreement and such additional agreements to be delivered by the Secured Parties pursuant to the Purchase Agreement.

7.11	Use of Collateral by Debtor

Save as provided in Section 2.5, until an Event of Default occurs the Debtor will be entitled to possess, operate, collect, use and enjoy the Collateral in any manner not inconsistent with the terms hereof.

7.12	Modifications, Etc.

No modification or amendment of this Security Agreement will be effective unless in writing and executed by the Debtor and the Secured Parties and no waiver of any of the provisions of this Security Agreement will be effective unless in writing and signed by the party waiving the provision.

7.13	Disclosure of Information

The Debtor hereby consents to the Secured Parties, in compliance or purported compliance with any statutory disclosure requirements, disclosing information about the Debtor, this Security Agreement, the Collateral and the Obligations to any person the Secured Parties believes is entitled to such information and the Debtor agrees to reimburse the Secured Parties for the reasonable costs incurred in providing such information.

7.14	Statutory Waivers

To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of a secured party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

ARTICLE 8 – INTERPRETATION

8.1	Headings

The headings in this Security Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Security Agreement.

8.2	Severability

If any provision contained in this Security Agreement is invalid or unenforceable the remainder of this Security Agreement will not be affected thereby and each provision of this Security Agreement will separately be valid and enforceable to the fullest extent permitted by law.

8.3	Laws of Ontario

This Security Agreement is governed by, and construed in accordance with, the laws of the Province of Ontario and the Debtor hereby submits to the non-exclusive jurisdiction of the Courts of Ontario concerning this Security Agreement.

8.4	Time of Essence

Time will be of the essence hereof.

8.5	Number and Gender

In this Security Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

8.6	Paramountcy

To the extent of any conflict or inconsistency between the provisions of the Convertible Note and this Security Agreement, the Convertible Note shall prevail.

8.7	Enurement

This Security Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

8.8	Acknowledgment and Waiver

The Debtor hereby:

acknowledges receiving a copy of this Security Agreement;

to the extent permitted by applicable law, waives all rights to receive from the Secured Parties a copy of any financing statement, financing change statement or verification statement filed or issued, as the case may be, at any time in respect of this Security Agreement or any amendments hereto; and

expressly authorizes the Secured Parties and the Secured Parties' agents to file one or more financing statements or similar instruments under applicable law and amendments thereto in order to evidence and perfect the lien granted hereby, in each case as the Secured Parties shall deem necessary or advisable.

[Remainder of page intentionally left blank.]

TO EVIDENCE ITS AGREEMENT the Debtor has executed this Security Agreement on the date first above written.

APEX SYSTEMS INTEGRATORS INC.

By:	/s/ Nicholas R. Toms
Name:
Title:

SCHEDULE A

Subject to the RBC Assignment and Postponement and the Side Letter, security interest created by a general security agreement between the Debtor and RBC in connection with the RBC Facility to fund the transactions contemplated by the Purchase Agreement.

Subject to the BDC Assignment and Postponement and the Side Letter, security interest created by a general security agreement between the Debtor and BDC to fund the transactions contemplated by the Purchase Agreement.

Security interests created by a general security agreement granted by the Debtor in connection with any Bulge Facility.

All registrations under the PPSA as of the Closing Date.

All purchase-money security interests collateral under the PPSA properly perfected under the PPSA.

Any Lien created by, or arising under any statute or regulation or common law (in contrast with Liens voluntarily granted) in connection with, without limiting the foregoing, workers’ compensation, employment and unemployment insurance, old age pension, employers’ health tax, vacation pay or other social security or statutory obligations that secure amounts that are not yet due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established on the Debtor’s books and records.

Liens made or incurred in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the borrowing of money), leases, statutory obligations or surety and performance bonds and deposits securing or in lieu of such bonds.

Liens securing appeal bonds or other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law, and letters of credit) or any other instruments serving a similar purpose.

Any construction, workers’, materialmens' or other like Lien created by law (in contrast with Liens voluntarily granted), arising in connection with construction or maintenance, shipping or storage in the ordinary course of business, in respect of obligations which are not due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established on the Debtor’s books and records.

Liens given to a public utility or any governmental authority where required by such utility or governmental authority in connection with the operation of the business or the ownership of the assets of the Debtor provided that such Liens do not materially detract from the value of any real property subject thereto and do not materially impair the Debtor’s ability to carry on its business.

The rights reserved to or vested in any Person by the terms of any lease, licence, franchise, grant or permit held by the Debtor or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof.

SCHEDULE B

Debtor's Place(s) of Business

3170 Harvester Rd.
Burlington, ON
Canada
L7N 3W8

Location(s) of Collateral

Same as above